Exhibit 10.1

ASSET PURCHASE AGREEMENT
This Asset Purchase Agreement (this “Agreement”) is made and entered into on the 10th day of August 2010, by and between Steve Elisberg (the “Seller”), and MedCareers Group, Inc., a Nevada company (the “Purchaser”), each a “Party” and collectively the “Parties.”

W I T N E S S E T H:

WHEREAS, the Seller desires to sell to the Purchaser the URL www.workabroad.com (the “URL” or the “Assets”) and Purchaser desires to purchase the Assets from the Seller subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the respective representations and warranties hereinafter set forth and of the mutual covenants and agreements contained herein, the Parties hereto agree as follows:

ARTICLE I
 SALE AND PURCHASE OF ASSETS

1.1           Sale and Purchase.  Subject to the terms and conditions contained herein, Seller hereby agrees to sell, transfer, convey and deliver to Purchaser, and Purchaser agrees to accept from Seller, all of Seller’s right, title and interest in and to the Assets.  Purchaser is not assuming any liabilities other than the annual hosting fees and the continuing payment obligations to Seller described below.

1.2           The Purchase Price.  The total purchase price shall be $225,000 paid as follows:  (a) $22,500.00 down payment which has previously been paid to Seller on or about March 8, 2010; and $2,248.17 on each of April 8 and on the eighth of each month thereafter for 35 payments.  The monthly payments equal $202,500 amortized over 10 years at 6% annual interest.  The total unpaid principal and interest is payable in full 36 months on March 8, 2013.  Any payment not received by Seller within three Business days of the due date shall require payment of a $300 late fee.

ARTICLE II
 CLOSING; CONDITIONS TO CLOSING; DELIVERIES

2.1            Closing.  The closing of this transaction (the “Closing”) shall be held within ten days of the date that Purchaser has obtained an audit of the operations of the Assets in a reasonably satisfactory form to Purchaser at such time and place upon which the Parties shall mutually agree (the “Closing Date”).  Purchaser acknowledges that it has completed all required audit work and this condition has been satisfied in full.

ARTICLE III
SELLER’S REPRESENTATIONS AND WARRANTIES

Seller represents and warrants to Purchaser as follows:

3.1           Title to Assets.

(a)  Seller has good and marketable title to all of the Assets and the full right and power to transfer the Assets.  The Assets are owned by Seller free and clear of all liens, security interests, encumbrances, and restrictions of any kind and nature whatsoever; and upon Purchaser making all required payments to Seller hereunder, Purchaser will acquire good and valid title to the Assets free and clear of all liens, claims, security interests, and restrictions of any kind and nature whatsoever.  At Closing the sole restrictions on title are Seller’s rights to control the Assets until Purchaser makes all required payments after Closing as provided herein.

ARTICLE IV
 REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller as follows:

4.1           Organization and Good Standing.  Purchaser is a corporation duly organized and validly existing under the laws of the State of Nevada.

4.2           Authority.  Purchaser has full authority or capacity to execute and to perform this Agreement in accordance with its terms; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not result in a breach, violation or default of any agreement or other instrument or restriction to which Purchaser is bound or affected.

ARTICLE V
 GENERAL PROVISIONS

5.1           Seller’s Rights.  So long as Purchaser makes all payments in a timely manner as provided herein, Seller shall point the URL per Purchaser’s direction.  Seller may maintain control over moving or hosting the URL until all payment obligations have been satisfied and made.  Prior to a default, Purchaser shall be able to operate the Assets as it desires so long as it is a legal purpose.  Purchaser shall be in default if payments are not timely made and cured within 15 days written notice from Seller.  Upon a default, Seller may redirect the URL as it desires and terminate this Agreement and all of Purchaser’s rights shall be terminated and Seller may keep all prior payments made.  Seller’s rights shall be deemed a security interest in the URL.  Seller has no obligation to transfer full control of the URL to Purchaser until all required payments have been made.   Late fees are owing when applicable as provided in Section 1.2 above and do not limit Seller’s default remedies provided in this Section 5.1.  In all cases, if a default exists as defined under this Section 5.1, Seller shall be entitled to exercise the remedies provided herein as Seller elects in its sole discretion.

5.2           Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the local laws of the State of Florida without regard to conflict of laws principles.  Seller and Purchaser hereby irrevocably consent and submit to the jurisdiction of any State or Federal court located in Dade County, Florida over any action or proceeding arising out of any dispute between Seller and Purchaser, and waive any right they have to bring an action or proceeding with respect thereto in any other jurisdiction.  Each Party further irrevocably consents to the service of process against them in any such action or proceeding by the delivery of a copy of such process at the address set forth above.

5.3           Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered:  (a) personally; (b) by facsimile transmission; (c) by a commercial overnight delivery service (e.g., Federal Express, UPS, Airborne, etc.) and paid for by the sender; or (d) by certified, registered or express mail, postage prepaid.  Any such notice shall be deemed given when so delivered:  (i) personally, upon such service or delivery; (ii) if sent by facsimile transmission, on the day so transmitted, if the sender calls to confirm that such notice has been received by facsimile and has a printed report which indicates that such transmission was, in fact, sent to the facsimile number indicated below; (iii) if sent by commercial overnight delivery service, on the date reflected by such service as delivered to the addressee; or (iv) if mailed by certified or registered mail, five business days after the date of deposit in the United States mail.  In each instance, such notice, request, demand or other communications shall be addressed as follows:

(a) in the case of the Seller:

Steve Elisberg
To Be Provided

(b) in the case of Purchaser:

MedCareers Group, Inc.
Attn: Robert Bryan Crutchfield
Five Concourse Parkway, Suite 2925
Atlanta, GA  30328
Phone: (866) 472-7781
Fax: 770-392-5269

with a copy to:

The Loev Law Firm, PC
Attn: David M. Loev, Esq.
6300 West Loop South, Suite 280
Bellaire, Texas 77401
Telephone: (713) 524-4110
Fax: (713) 524-4122

or to such other address or to such other person as Purchaser or Seller, shall have last designated by written notice given as herein provided.

5.4           Binding Effect; Assignment.  This Agreement shall be binding upon the Parties and inure to the benefit of the successors and assigns of the respective Parties hereto.

5.5           Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Agreement signed by one Party and faxed or scanned and emailed to another Party (as a PDF or similar image file) shall be deemed to have been executed and delivered by the signing Party as though an original.  A photocopy or PDF of this Agreement shall be effective as an original for all purposes.

5.6           Transaction Expenses.  Each Party shall be responsible for the payment of any and all of its own expenses, including without limitation the fees and expenses of counsel, accountants and other advisers, arising out of or relating directly or indirectly to the transactions contemplated by this Agreement, whether or not such transactions are consummated in whole or in part.

5.7           Waiver.  The waiver of one breach or default hereunder shall not constitute the waiver of any other or subsequent breach or default.

5.8           Severability of Invalid Provision.   If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

5.9           Entire Agreement.  This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, term sheets, understandings and negotiations, written or oral, with respect to such subject matter.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement the day and date first above written.

PURCHASER: MedCareers Group, Inc. /s/ Robert Bryan Crutchfield Robert Bryan Crutchfield Chief Executive Officer	SELLER: /s/ Steve Elisberg Steve Elisberg